EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Mark Roberts
Vice President Finance
(413) 568-9141

WORONOCO BANCORP, INC. REPORTS EPS OF

$0.38; DECLARES CASH DIVIDEND OF $0.20 PER SHARE

WESTFIELD, MA—July 22, 2004—Woronoco Bancorp, Inc. (the “Company”) (AMEX:WRO), the holding company for Woronoco Savings Bank (the “Bank”), reported net income of $1.4 million, or $0.38 per diluted share, for the quarter ended June 30, 2004 compared to $2.1 million, or $0.59 per diluted share, for the same quarter last year. Several factors affected the 2004 results including growth in average loan and core deposit balances, significant expansion in fee income and insurance commissions and lower provisions for loan losses, somewhat offset by net interest margin compression and higher non-interest expenses. The 2003 results included gains of $1.2 million from trading activities and $382,000 from loan sales. The Company also announced a cash dividend of $0.20 per share, payable on September 7, 2004 to shareholders of record as of the close of business on August 12, 2004.

Total assets rose $86.0 million, or 10.8%, to $882.1 million at June 30, 2004 from $796.1 million at December 31, 2003 primarily reflecting growth in net loans. Total net loans rose $81.8 million, or 16.4%, largely due to purchases of adjustable-rate residential mortgages and solid loan origination activity, partially offset by prepayments and loan sales. The growth in the balance sheet was funded largely by increases in core and brokered deposits and FHLB advances, somewhat offset by a reduction in certificates of deposit. Core deposits, which exclude brokered deposits and certificates of deposit, grew $15.9 million, or 6.8%.

“The quarterly results reflect the success of several strategies designed to diversify our revenue stream, develop and retain core customer relationships and maintain strong capital and credit quality positions,” commented Cornelius D. Mahoney, Chairman, President and CEO. “Our financial performance was also affected by the low interest rate environment which contributed to significant refinancing and prepayment activity as well as lower spreads. We expect several steps taken to mitigate the impact of low market interest rates and to position the balance sheet for future rate increases will help to stabilize the net interest margin. The contraction in the net interest margin further demonstrates the importance of fee-based businesses and supports our focus on growing the insurance business.”

Financial highlights include:

•	The dividend rose $0.03, or 17.6%, to $0.20 per share in the second quarter of 2004 from $0.17 in the second quarter of 2003. The current dividend yield is approximately 2.3% based upon an annualized dividend of $0.80 per share and a closing stock price of $35.51 at June 30, 2004.

•	Net loan growth for the six months ended June 30, 2004 was driven by purchases of adjustable-rate mortgages ($95.4 million) and loan origination volume ($67.6 million), mitigated to some extent by refinancings, prepayments and amortization of the existing portfolio ($77.7 million) as well as sales of longer-term, lower-coupon, fixed-rate residential mortgages ($3.1 million).

•	Asset quality remained outstanding at quarter end with the non-performing assets-to-total assets ratio at 0.07%.

•	At June 30, 2004, the allowance for loan losses-to-total loans was 0.60% and the allowance for loan losses-to-non-performing loans was 675%.

•	Core deposit growth was approximately 6.8% for the six months ended June 30, 2004 mainly reflecting the success of promotional and sales activities associated with several relationship banking packages.

•	The capital position at June 30, 2004 remains strong with an equity-to-assets ratio of 8.92%. At June 30, 2004, the Company’s book value per share was $21.43.

•	The cost of deposits, excluding brokered deposits, declined 35 basis points to 1.25% in the second quarter of 2004 compared to 1.60% for the same period in 2003 primarily resulting from growth in lower-cost core deposit balances as well as the lower interest rate environment.

•	Net interest margin compressed to 2.61% for the three months ended June 30, 2004 compared to 2.92% for the same period in 2003 largely attributable to lower market rates of interest. The lower interest-rate environment led to significant levels of loan prepayments and refinancings as well as accelerated cash flows and premium amortization in the existing mortgage-backed securities portfolio. The proceeds from these activities were used to support loan growth and to purchase investment securities at lower yields. In addition, a portion of the Company’s existing interest-sensitive assets repriced to reduced rates.

•	The non-interest income to average assets ratio was 0.72% for the quarter ended June 30, 2004 compared to 1.44% in 2003. Excluding net gains of $1.2 million from trading activities and $382,000 from loan sales, the ratio would have been 0.59% for the second quarter of 2003. Excluding these items, the improvement in the ratio for the three months ended June 30, 2004 was attributable to strong growth in fee income and insurance commissions. Successful efforts to enhance the non-interest income base have helped diversify the Company’s revenue stream and reduce its dependence on net interest income.

•	Non-interest expenses to average assets declined to 2.19% in the second quarter of 2004 compared to 2.38% for the same period last year reflecting effective cost controls and balance sheet growth.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings Bank provides a wide variety of financial products and services through its 9 branch offices located in Hampden and Hampshire Counties in Western Massachusetts. Through its partnership with Infinex Financial Group, the Bank offers access to a full range of investment products, including stocks, bonds, mutual funds and annuities. The Bank also offers a full line of property and casualty insurance products and various life insurance and group life, group health and accident insurance products for individuals and commercial clients through its insurance subsidiary Keyes, Mattson & Agan. For more information regarding the Bank’s products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit our web site at www.woronoco.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Attached are consolidated balance sheets, consolidated statements of income, and selected financial data and ratios. The condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K, which was filed on March 15, 2004.

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	Unaudited June 30, 2004	December 31, 2003	Unaudited June 30, 2003
Assets

Cash and due from banks	$18,704	$18,110	$19,832
Interest-bearing deposits	1,047	1,069	3,826
Federal funds sold	3,725	7,115	7,785

Cash and cash equivalents	23,476	26,294	31,443

Trading securities	—	—	7,221
Securities available for sale, at fair value	235,959	233,376	239,872
Federal Home Loan Bank stock, at cost	17,091	15,373	14,967

Loans:
Residential mortgages	410,392	330,517	308,312
Commercial mortgages	76,904	71,998	77,721
Consumer loans	89,357	89,652	90,801
Commercial loans	16,144	14,931	13,170

Total loans	592,797	507,098	490,004

Unadvanced loan funds	(10,307)	(6,673)	(7,712)
Net deferred loan costs	788	817	779
Allowance for loan losses	(3,511)	(3,280)	(3,221)

Loans, net	579,767	497,962	479,850

Other real estate owned	55	—	—
Premises and equipment, net	9,940	10,131	10,085
Goodwill and other intangible assets, net	1,810	1,835	1,860
Other assets	13,967	11,081	15,468

Total assets	$882,065	$796,052	$800,766

Liabilities and Stockholders’ Equity

Deposits:
Demand	$28,465	$28,121	$25,572
NOW	63,943	60,802	64,874
Money market	69,689	60,179	60,090
Savings	86,705	83,768	81,233
Brokered deposits	71,524	52,232	52,738
Certificates of deposit	126,849	134,371	130,648

Total deposits	447,175	419,473	415,155

Short-term borrowings	77,057	42,466	72,912
Long-term debt	266,733	248,598	227,530
Mortgagors’ escrow accounts	1,627	1,825	1,466
Accrued expenses and other liabilities	10,761	4,947	6,091

Total liabilities	803,353	717,309	723,154

Commitments and contingencies

Stockholders’ Equity:
Preferred stock ($.01 par value; 2,000,000 shares authorized; no shares issued and outstanding)	—	—	—
Common stock ($.01 par value; 16,000,000 shares authorized; 5,998,860 shares issued; shares outstanding: 3,672,804 at June 30, 2004, 3,631,974 at December 31, 2003 and 3,605,885 at June 30, 2003)	60	60	60
Additional paid-in capital	61,363	60,337	59,405
Unearned compensation	(4,189)	(3,087)	(3,529)
Shares issuable under stock awards plan	1,560	—	—
Retained earnings	49,619	48,365	46,758
Accumulated other comprehensive income	1,174	3,731	5,551
Treasury stock, at cost (2,326,056 shares at June 30, 2004, 2,366,886 shares at December 31, 2003 and 2,392,975 at June 30, 2003)	(30,875)	(30,663)	(30,633)

Total stockholders’ equity	78,712	78,743	77,612

Total liabilities and stockholders’ equity	$882,065	$796,052	$800,766

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(In Thousands Except Per Share Amounts)

	Unaudited Three Months Ended June 30,		Unaudited Six Months Ended June 30,
	2004	2003	2004	2003
Interest and dividend income:
Loans, including fees	$7,181	$7,229	$14,174	$14,597
Interest and dividends on securities:
Taxable interest	1,908	1,659	3,895	3,363
Tax exempt interest	247	241	494	488
Dividends	499	427	1,013	940
Trading account securities	—	143	—	333
Federal funds sold	2	20	6	33
Other	2	5	3	7

Total interest and dividend income	9,839	9,724	19,585	19,761

Interest expense:
Deposits	1,582	1,794	3,114	3,489
Borrowings	3,189	3,117	6,241	6,170

Total interest expense	4,771	4,911	9,355	9,659

Net interest and dividend income	5,068	4,813	10,230	10,102
Provision for loan losses	47	76	197	76

Net interest and dividend income, after provision for loan losses	5,021	4,737	10,033	10,026

Non-interest income:
Fee income	1,085	793	2,125	1,548
Insurance commissions	369	292	792	655
Gain on sales of securities available for sale, net	—	11	—	415
Net gain on trading account activities	—	1,194	—	630
Gain on sales of loans, net	—	382	80	785
Gain on sale of supermarket branch	—	—	—	183
Penalty for prepayment of FHLB advances	—	—	—	(539)
Loss on derivative instruments and hedging activities	—	(5)	—	—
Other income	60	13	130	19

Total non-interest income	1,514	2,680	3,127	3,696

Non-interest expenses:
Salaries and employee benefits	2,711	2,449	5,495	4,924
Occupancy and equipment	523	473	1,068	1,026
Marketing	144	220	224	373
Professional services	259	370	530	761
Data processing	259	259	529	516
Other general and administrative	713	662	1,347	1,363

Total non-interest expenses	4,609	4,433	9,193	8,963

Income before income taxes	1,926	2,984	3,967	4,759
Provision for income taxes	562	866	1,170	1,359

Net income	$1,364	$2,118	$2,797	$3,400

Earnings per share:
Basic	$0.40	$0.64	$0.82	$1.03
Diluted	$0.38	$0.59	$0.77	$0.96
Weighted average shares outstanding:
Basic	3,416,986	3,318,293	3,403,635	3,307,455
Diluted	3,615,752	3,565,859	3,610,822	3,537,778

WORONOCO BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA AND RATIOS

	Three Months Ended June 30,
	2004	2003
Earnings per share:
Basic	$0.40	$0.64
Diluted	$0.38	$0.59

Performance ratios:
Net interest margin	2.61%	2.92	%(1)
Return on average assets	0.65%	1.21	%(2)
Return on average equity	6.84%	11.72	%(2)
Non-interest income as a percentage of average assets	0.72%	1.44%
Non-interest expenses as a percentage of average assets	2.19%	2.38%

Average balance sheet (in thousands):
Investment securities (includes FHLB stock and trading securities)	$241,525	$219,449
Loans, net	553,334	473,376
Total assets	840,572	745,036
Interest-bearing deposits	404,799	379,449
Borrowings	322,922	257,276
Stockholders’ equity	79,737	77,088

	Six Months Ended June 30,
	2004	2003
Earnings per share:
Basic	$0.82	$1.03
Diluted	$0.77	$0.96

Performance ratios:
Net interest margin	2.70%	3.07	%(1)
Return on average assets	0.68%	0.98	%(2)
Return on average equity	7.01%	9.29	%(2)
Non-interest income as a percentage of average assets	0.76%	1.02%
Non-interest expenses as a percentage of average assets	2.24%	2.47%

	At June 30, 2004	At December 31, 2003	At June 30, 2003
Capital and asset quality data:
Book value per share (2)	$21.43	$21.68	$21.52
Total equity to total assets	8.92%	9.89%	9.69%
Total non-performing assets and troubled debt restructurings as a percentage of total assets	0.07%	0.05%	0.09%
Allowance for loan losses as a percentage of total loans (3)	0.60%	0.65%	0.67%
Allowance for loan losses as a percentage of
non-performing loans and troubled debt restructurings	675.19%	786.57%	443.05%

Banking offices at end of period	9	9	9

(1)	Excludes effect of -$197,000 adjustment to mortgage-backed securities interest income.
(2)	Excludes effect of -$197,000 adjustment to mortgage-backed securities interest income and related tax benefit of $57,000 .
(3)	Calculation based on shares outstanding of 3,672,804 at June 30, 2004, 3,631,974 at December 31, 2003 and 3,605,885 at June 30, 2003.
(4)	Total loans includes loans, less unadvanced loan funds, plus deferred loan costs, net.